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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 30, 2006

                           --------------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

           NEVADA                    0-23511                87-0412182
(State or Other Jurisdiction of    (Commission           (I.R.S. Employer
Incorporation or Organization)     File Number)         Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 953-3503
                         (Registrant's telephone number,
                              including area code)

          (Former Name or Former Address, if Changed Since Last Report)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On November 30, 2006, the Audit Committee of the Board of Directors of Integrated Healthcare Holdings, Inc. (the "Company") dismissed Ramirez International Financial and Accounting Services, Inc (Ramirez International) as its independent registered public accounting firm, and engaged BDO Seidman, LLP. to serve as the Company's independent registered public accounting firm for the current fiscal year.

The audit reports of Ramirez International on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except that the report dated July 11, 2006 was modified to include an explanatory paragraph concerning the uncertainty as to the Company's ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of Ramirez International's dismissal (the "Relevant Period"), there have been no disagreements between the Company and Ramirez International on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Ramirez International to make reference to the subject matter of such disagreements in connection with its reports.

During the Relevant Period, neither the Company nor (to the Company's knowledge) anyone acting on behalf of the Company consulted with BDO Seidman, LLP. with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

In addition, during the Relevant Period, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except as described below:

        As previously disclosed by the Registrant in its Annual Report on Form 10-K for the year ended December 31, 2005, Ramirez International advised that the Registrant did not maintain effective internal control over financial reporting. It was determined that the Company's system of disclosure controls and procedures was not effective as of March 31, June 30, September 30 and December 31, 2005, and the Company's systems of internal control over financial reporting was not effective as of December 31, 2005, due to the presence of certain material weaknesses. These weaknesses contributed to the need for restatements of our financial statements for the quarterly periods ended March 31, June 30 and September 30, 2005. Management identified that the Company's research and analysis of complex accounting issues was inadequate.

        Further, as previously disclosed by the Registrant in its filings on Forms 10-Q and 10Q/A for the quarters ended March 31, June 30 and September 30, 2006, the Company's management determined that restatements were necessary as a result of errors that resulted from a material weakness in the Company's internal controls over the timely preparation and review of account reconciliations.

        Although the types of complex transactions giving rise to the restatements are expected to occur very infrequently, management concluded that its process of analyzing and accounting for complex financial transactions required improvement. In addition to inadequate expertise, due to business exigencies there was a lack of complete accounting analysis of these transactions until after they were completed, which contributed to an incomplete accounting analysis.

The subject matter of the material weaknesses described above was discussed with Ramirez International by the Registrant's management and the Audit Committee of the Board of Directors of the Registrant.

Registrant has provided to Ramirez International a copy of the disclosures set forth above and requested Ramirez International to furnish a letter addressed to the U.S. Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by Registrant and, if not, stating the respects in which it does not agree. A copy of Ramirez International's letter, dated December 5, 2006, addressed to the SEC regarding the disclosures is attached as
Exhibit 16.1 to this Form 8-K.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   EXHIBITS


                  16.1 Letter dated December 5, 2006 from Ramirez International to the United States Securities and Exchange Commission

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                                   SIGNATURES
                                   -----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTEGRATED HEALTHCARE HOLDINGS, INC.


Date: December 5, 2006                  By: /s/ Steven R. Blake
                                            ------------------------------------
                                            Steven R. Blake
                                            Chief Financial Officer



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                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------

16.1 Letter dated December 5, 2006, from Ramirez International to the United States Securities and Exchange Commission